UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

          On November 21, 2011, DRI Corporation (the “Company”) announced in a press release that it posted net sales of $19.8 million and net loss of $64 thousand, or 1 cent per basic and diluted common share outstanding, for third quarter 2011.  The results compare to net sales of $19.9 million and a net loss of $545 thousand, or 5 cents per basic and diluted common share outstanding, for the same period a year ago.

In the same press release, the Company discussed U.S. federal funding legislation for public transportation, international funding and economic issues, as well as management’s outlook for fiscal years 2011 and 2012.  Further, the Company announced in the same press release that management will discuss third quarter 2011 results during an investors’ conference call to be held on Tuesday, November 22, 2011, at 11 a.m. (Eastern).

ITEM 7.01	Regulation FD Disclosure.

The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K.  This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press Release of DRI Corporation dated November 21, 2011.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 21, 2011
DRI CORPORATION

		By:	/s/ KATHLEEN B. OHER
KATHLEEN B. OHER
Vice President, Chief Financial Officer, Treasurer, and Secretary